LAW OFFICES
STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 - BROWARD (954) 463-5440
FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF	JOSEPH K. HALL	GLENN M. RISSMAN	OWEN S. FREED

LOUISE JACOWITZ ALLEN	ALICE R. HUNEYCUTT	ANDREW L. RODMAN	SENIOR COUNSEL

STUART D. AMES	RICHARD B. JACKSON	KEITH E. ROUNSAVILLE

ALEXANDER ANGUEIRA	SHARON LEE JOHNSON	MIMI L. SALL	THOMAS J. QUARLES

LAWRENCE J. BAILIN	MICHAEL I. KEYES	NICOLE S. SAYFIE	OF COUNSEL

ANA T. BARNETT	ROBERT T. KOFMAN	RICHARD E. SCHATZ

CHRISTOPHER L. BARNETT	ANASTASIA I. KOKOTIS	DAVID M. SEIFER	DAVID M. SMITH

PATRICK A. BARRY	DAVID P. LHOTA	JOSE G. SEPULVEDA	LAND USE CONSULTANT

JEFFREY S. BARTEL	TERRY M. LOVELL	JAY B. SHAPIRO

SUSAN FLEMING BENNETT	JOY SPILLIS LUNDEEN	MARTIN S. SIMKOVIC

LISA K. BERG	GEOFFREY MacDONALD	CECILIA DURAN SIMMONS	TAMPA OFFICE

MARK J. BERNET	MONA E. MARKUS	CURTIS H. SITTERSON	SUITE 2200

HANS C. BEYER	BRIAN J. McDONOUGH	MARK D. SOLOV	SUNTRUST FINANCIAL CENTRE

RICHARD I. BLINDERMAN	ANDREW D. McNAMEE	EUGENE E. STEARNS	401 EAST JACKSON STREET

MARK D. BOWEN	ANTONIO R. MENENDEZ	BRADFORD SWING	TAMPA, FLORIDA 33602

MATTHEW W. BUTTRICK	FRANCISCO J. MENENDEZ	SUSAN J. TOEPFER	(813) 223-4800

JENNIFER STEARNS BUTTRICK	ALISON W. MILLER	ANNETTE TORRES

CARLOS J. CANINO	HAROLD D. MOOREFIELD, JR	DENNIS R. TURNER	————

JOAN M. CANNY	JIMMY L. MORALES	JONATHAN C. VAIR

PETER L. DESIDERIO	JOHN N. MURATIDES	RONALD L. WEAVER	FORT LAUDERDALE OFFICE

MARK P. DIKEMAN	JEFFREY A. NORMAN	RORY B. WEINER	SUITE 1900

DREW M. DILLWORTH	JOHN K. OLSON	ROBERT I. WEISSLER	200 EAST BROWARD BOULEVARD

SHARON QUINN DIXON	JENNIFER I. PERTNOY	PATRICIA G. WELLES	FORT LAUDERDALE, FLORIDA 33301

ALAN H. FEIN	DAVID C. POLLACK	K. TAYLOR WHITE	(954) 462-9500

ANGELO M. FILIPPI	DARRIN J. QUAM	MARTIN B. WOODS

ROBERT E. GALLAGHER, JR	JOHN M. RAWICZ	ELIZABETH YNIGO	————

CHAVA E. GENET	PATRICIA A. REDMOND

PATRICIA K. GREEN	ELIZABETH G. RICE

December 18, 2001

BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Ladies and Gentlemen:

     As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the “Company”), we delivered to you an opinion letter dated October 24, 2001 in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and BBC Capital Trust II (“BBC Capital”) with the Securities and Exchange Commission (the “SEC”) on October 15, 2001, as amended by Amendment No. 1 on October 24, 2001. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended, Class A common stock of the Company (the “Class A Common Stock”), debt securities of the Company, junior subordinated debentures of the Company, trust preferred securities of BBC Capital and the guarantee of the Company with respect to the trust preferred securities of BBC Capital. This opinion updates the October 24, 2001 opinion letter in connection with the sale of up to 6,900,000 shares of Class A Common Stock under the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance and sale of up to 6,900,000 shares of Class A Common Stock. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, and a copy of the Prospectus dated October 24, 2001 (the “Prospectus”) included in the Registration

BankAtlantic Bancorp, Inc.
December 18, 2001

Statement and a copy of a Prospectus Supplement to the Prospectus, dated December 13, 2001 (the “Prospectus Supplement”).

     In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

     Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that following the issuance and delivery of the Class A Common Stock against payment of adequate consideration therefor in accordance with the terms of the Prospectus and the Prospectus Supplement, the Class A Common Stock will be validly issued, fully paid and non-assessable.

     Our opinion is limited to the laws of the State of Florida and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

     In addition, we hereby consent to the use of our opinion included herein and to all references to our firm under the heading "Legal Matters'' in the Prospectus included in the Registration Statement.

Very truly yours,

STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

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